Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Update on Phase 2 Clinical Trial Investigating INM-755 Cannabinol Cream for Epidermolysis Bullosa

●	Phase 2 clinical trial recently expanded to include adolescents following independent review of early safety data
●	First adolescent patient with EB enrolled into clinical trial and completed treatment
●	International patent granted for the use of cannabinol for the treatment of epidermolysis bullosa

Vancouver, BC – July 25, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, today provided an update on its Phase 2 clinical trial using investigational drug INM-755 cannabinol (“CBN”) cream for the treatment of patients with epidermolysis bullosa (“EB”).

Adolescent patients now eligible to participate in clinical trial

Based on the safety data of the first five adult patients who completed the Phase 2 study, an independent Data Monitoring Committee (“DMC”) agreed it is safe to allow the enrollment of adolescent patients with EB, defined as persons aged twelve to seventeen, into InMed’s Phase 2 clinical trial evaluating INM-755 CBN cream for the treatment of EB. The first adult patient was enrolled in December 2021 and, to date, nine patients have been enrolled in the study. The inclusion of adolescents will have a positive impact in the enrollment rate for the remainder of the clinical trial.

First adolescent patient enrolled into clinical trial

With the DMC approval to enroll adolescent patients into InMed’s INM-755 Phase 2 clinical trial, the first adolescent patient with EB has been enrolled into the clinical trial and has completed treatment at the clinical site in Greece.

Patent granted in Japan

InMed has recently been granted a patent for the use of CBN in the treatment of EB in Japan. This patent allows for the use of topically administered CBN in patients with epidermolysis bullosa simplex (EBS). The Company’s overall patent strategy is to continue to prosecute patent applications in other jurisdictions including Europe and the United States.

Eight clinical trial sites fully activated

InMed’s Phase 2 clinical trial now has eight clinical trial sites fully activated to screen and enroll patients. Two more sites are expected to be fully activated soon. The clinical trial is taking place in seven countries including Austria, Germany, Greece, France, Italy, Israel and Spain. The planned clinical site in Serbia will not be participating in the study due to staffing capacity issues related to the ongoing impact of the COVID-19 virus.

“We are pleased that the initial safety data from InMed’s Phase 2 EB clinical trial has allowed the inclusion of adolescent patients,” stated Alexandra Mancini, Senior Vice President of Clinical and Regulatory Affairs at InMed. “With the inclusion of adolescents and increased number of patients available for screening, the target remains to complete enrollment of 20 patients in 2022.”

The Phase 2 study, 755-201-EB, is designed to enroll up to 20 patients. All four subtypes of inherited EB, being EB Simplex, Dystrophic EB, Junctional EB, and Kindler Syndrome, are eligible for this study. InMed will evaluate the safety of INM-755 (cannabinol) cream and its preliminary efficacy in treating symptoms and healing wounds over a 28-day period. The study uses a within-patient, double-blind design whereby matched index areas will be randomized to INM-755 (cannabinol) cream or vehicle cream as a control. To learn more about this EB study, view the detailed study description on the National Institutes of Health (NIH) clinicaltrials.gov website.

Learn more about InMed’s INM-755 EB study: https://www.inmedpharma.com/pharmaceutical/inm-755-for-epidermolysis-bullosa/

What is epidermolysis bullosa?

Epidermolysis bullosa, or EB, is a group of rare genetic skin diseases characterized by fragile skin that can lead to extensive blistering and wounding. It affects skin and mucous membranes, particularly of the gastrointestinal tract, genitourinary and respiratory systems. It is a debilitating disease affecting a small number of people, thus earning it an orphan-disease status. The disease has no definitive cure and all currently approved treatments are directed towards symptom relief. Learn more: https://www.inmedpharma.com/learn/what-is-epidermolysis-bullosa/.

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations & Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: an update on Phase 2 clinical trial investigating INM-755 cannabinol cream for EB; the Phase 2 clinical trial recently being expanded to include adolescents following independent review of early safety data; the inclusion of adolescents having a positive impact in the enrollment rate for the remainder of the clinical trial and the target remains to complete enrollment of 20 patients in 2022; being granted a patent for the use of CBN in the treatment of EB in Japan; continuing to prosecute patents in other jurisdictions; having eight clinical trial sites fully activated to screen and enroll patients with two more sites expected to be fully activated soon; being able to demonstrate that cannabinol cream is a safe and effective treatment for epidermolysis bullosa; continuing to prosecute patents in other jurisdictions, including being a global leader in the research, development, manufacturing and commercialization of rare cannabinoids; and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Security and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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